                                        EXHIBIT 11
                                   Opinion and Consent of Counsel
                                   Mayer, Brown, Rowe & Maw LLP
                                      1675 Broadway
                                  New York, New York 10019-5820

                                    Main Tel (212) 506-2500
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                                   www.mayerbrownrowe.com

Oppenheimer Global Fund
6803 South Tucson Way
Centennial, Colorado 80112

Ladies and Gentlemen:

                  This opinion is being  furnished to  Oppenheimer  Global Fund,  a  Massachusetts  business  trust
("Global"),  in connection with the Registration  Statement on Form N-14 (the  "Registration  Statement") under the
Securities  Act of 1933, as amended (the "1933 Act"),  by Global in connection  with the  acquisition  by Global of substantially all the assets of Oppenheimer  Europe Fund, a Massachusetts  business trust  ("Europe"),  in exchange for shares of beneficial  interest of Global ("Shares") and the assumption by Global of certain stated  liabilities of Europe  pursuant to an  Agreement  and Plan of  Reorganization  dated as of April 17, 2003 (the  "Reorganization
Agreement"). We have examined such statutes,  regulations,  corporate records and other documents and reviewed such questions of law as we deemed necessary or appropriate for the purposes of this opinion.

                  As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Kushner & Sanders LLP, dated the date hereof.

                  Based upon the  foregoing,  we are of the opinion  that the Shares when  issued,  as described in the  Reorganization  Agreement,  will be duly  authorized and,  assuming  receipt of the  consideration  to be paid therefor,  upon  delivery as provided  in the  Reorganization  Agreement,  will be validly  issued,  fully paid and non-assessable  (except for the potential  liability of shareholders  described in Global's Statement of Additional
Information dated November 22, 2002 under the caption "Shareholder and Trustee Liability").

                  We hereby consent to the filing of this opinion as an exhibit to the  Registration  Statement and to the reference to us as legal counsel to Global in the Prospectus  forming a part of the Registration  Statement.
We do not thereby  admit that we are within the category of persons  whose  consent is required  under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Mayer, Brown, Rowe & Maw LLP

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